MEMORANDUM

TO: The Board of Directors of the

BNY Mellon Strategic Funds, Inc.:

BNY Mellon Select Managers Small Cap Value Fund (the "Fund")

FROM:	Joseph W. Connolly /s/ Joseph W. Connolly

Chief Compliance Officer

DATE:	October 19, 2022

RE:	Approval of Sub-Investment Adviser Code of Ethics

At the board meeting scheduled for October 31, 2022, you will be asked to approve the Code of Ethics for a proposed sub-investment adviser for the Fund:

• Denali Advisors, LLC ("Denali")

Legal Requirements

Under Rule 17j-1 of the Investment Company Act of 1940, as amended, the board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any of the following conduct (paragraph (b) of Rule 17j-1):

1.	To employ any device, scheme or artifice to defraud the Fund;
2.	To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
4.	To engage in any manipulative practice with respect to the Fund.

Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter.

My staff and I have completed our initial due diligence of Denali's Code of Ethics which includes a review of Denali's Code of Ethics for compliance with Rule 17j-1 and a comprehensive review of Denali's compliance policies and procedures to prevent violations of the Code. Enclosed for your review is Denali's Code of Ethics.

Memorandum to The Board of Directors of the BNY Mellon Strategic Funds, Inc.

2

Fund Chief Compliance Officer Review and Certification

With respect to the proposed sub-investment adviser, I have attached a certification attesting that:

•	The Sub-Investment Adviser has adopted a written Code pursuant to, and in compliance with, Rule 17j-1 of the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Rules");

•	The Sub-Investment Adviser has adopted procedures reasonably necessary to prevent its Access Persons (as defined in the Rules) from violating its Code;

•	The Sub-Investment Adviser's Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1.

Sub-Adviser Certification

The proposed Sub-Investment Advisers has also provided a certification attesting to the same statements as my certification above. In addition, the proposed Sub-Investment Adviser has also certified that there were no material code of ethics violations or sanctions imposed in 2021 and for the period from January 1, 2022 to September 20, 2022.

We can discuss any questions you have at the upcoming Board meeting. If you have any questions prior to the meeting, I can be reached at (212) 922-7045 or via email at joseph.connolly.j@bnymellon.com.

cc: Proskauer

D. Stephens

BNY Mellon Funds Compliance Program

CODE OF ETHICS CERTIFICATION

To the Board of the BNYMellon Strategic Funds, Inc.:

• BNY Mellon Select Managers Small Cap Value Fund

I have reviewed the Code of Ethics ("Code") and Personal Trading policies of the following proposed Sub-Investment Adviser (copies attached):

• Denali Advisors, LLC

I hereby certify that:

1)	The Sub-Investment Adviser has adopted a written Code pursuant to, and in compliance with, Rule 17j-1 of the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Rules");

2)	The Sub-Investment Adviser has adopted procedures reasonably necessary to prevent its Access Persons (as defined in the Rules) from violating its Code;

3)	The Sub-Investment Adviser's Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1.

By:

/s/ Joseph W. Connolly

Joseph W. Connolly

Chief Compliance Officer

October 19, 2022

Denali

Advisors

CODE OF ETHICS CERTIFICATION

To the Board of The BNY Mellon Strategic Funds, Inc.:

On behalf of Denali Advisors, LLC (the "Adviser"), I hereby certify that:

1)	The Adviser has adopted a written Code of Ethics ("Code") pursuant to, and in compliance with, Rule 17j-1 of the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Rules");

2)	The Adviser has adopted procedures reasonably necessary to prevent its Access Persons (as defined in the Rules) from violating its Code;

3)	The Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1; and

4)	To the best of our knowledge, for the calendar year ended December 31, 2021 and for the period from January 2022 through September 30, 2022, there were:

a)	no material violations of the Code or the procedures referred to in paragraph 2 above, and
b)	no sanctions imposed by the Adviser as a result of material violations of the Code or procedures referred to in paragraph 2 above

By:

/s/ Anne Erickson

Name: Anne Erickson

Title: Chief Compliance Officer

Date: October 10, 2022

5075 Shoreham Place, Ste 120 San Diego, CA 92122 858-558-3600/ fax 858-558-3657 www.DenaliAdvisors.com

Denali Advisors, LLC

Code of Ethics

Rev. 2022-03-02 1 | Page

TABLE OF CONTENTS

I.	Legal Requirements	3
II.	Supervised Persons	3
III.	Covered Securities	4
IV.	Definitions	4
V.	Conflict of Interest Policy	6
VI.	Insider Trading Policy	7
VII.	Personal Securities Transactions -Reporting Procedures	7
VIII.	Personal Securities Transactions -Pre-Clearance Procedures	9
IX.	Acceptance, Annual Certification and Training	11
X.	Annual Review and Update	11
XI.	Reporting of Violations to Denali Senior Management	11
XII.	Sanctions	11
XIII.	Interpretations and Exceptions	12
XIV.	Acceptance	12
XV.	Records	12
XVI.	Reporting of Violations of the Code	12
Exhibit A -Initial Holdings Report		13
Exhibit B-Quarterly Personal Securities Transaction Report (1940 & Advisors Act)		15
Exhibit C-Annual Holdings Report		16
Exhibit D -Personal Securities Transaction Pre-Clearance Request		17
Exhibit E-Initial and Annual Response Statement Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy		19
Exhibit F- Initial and Annual Response Statement Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy for Supervised Persons		20

Denali Advisors, LLC

Rev. 2022-03-02 2 | Page

Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy

(rev. January 27, 2021)

General Statement

The officers, managers, and employees of Denali Advisors, LLC ("Denali" or "Advisor"), will in varying degrees participate in, or be aware of, decisions made to implement the investment policies of the Advisor's clients, including certain registered investment companies (each, a "Fund" and collectively, the "Funds") and others (each, a "Client" and collectively, the "Clients"). These relationships mandate adherence to the highest standards of conduct and integrity by each and every manager, officer, and employee. The establishment of high standards of behavior through this Code of Ethics regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC (the "Code") is intended to promote compliance with applicable laws and regulations, while not unnecessarily interfering with the privacy and freedom of the individuals subject to the Code.

It is intended that Denali and its managers, officers, and employees will conduct their investment activities as to:

•	Adhere to the requirements imposed by applicable law;

•	Fulfill fiduciary duties by mitigating possible conflicts of interest between personal securities transactions and transactions for Clients, and when such possible conflicts of interest exist, place the interests of the Clients first; and

•	Detect and prevent the use of material nonpublic information by Access Persons in making any investment decisions (for Clients, for personal securities accounts, or otherwise), whether that information is obtained by virtue of that person's position with the Advisor or otherwise; and

•	All Denali Advisors' clients are to be treated fairly and equally as reasonably possible to prohibit client favoritism.

Further, while this Code refers to and is driven by the requirements of the 1940 Act, it is intended that it apply to all of the Advisor's investment activities, whether specifically for the Funds or for other Clients.

I.	Legal Requirements

It is intended that, at a minimum, this Code be consistent with the personal investment activities requirements of Rule 204A-l promulgated under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the material nonpublic information restrictions of Section

204A of the Advisers Act.

II.	Supervised Persons

The provisions of this Code shall apply to all "supervised persons" of the Advisor. "Supervised persons" includes an adviser's partners, officers, directors, employees and any other advisory persons who provide advice on behalf of the adviser and are subject to the adviser's supervision and control. All supervised persons must comply with federal securities laws.

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"Advisory Person" of the Advisor means:

(1)	Any employee of the Advisor who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by any Fund or other Client, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

(2)	Any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to any Fund or other Client of decisions with regard to the purchase or sale of a Covered Security by the Fund or other Client

III.	Covered Securities

A "Covered Security" includes any Security in which an Access Person has, or by reason of a transaction acquires, any Beneficial Ownership, except transactions in securities that are:

(1)	direct obligations of the Government of the United States;

(2)	money market instruments (including Bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements);

(3)	shares issued by registered open-end investment companies (e.g. mutual funds) unless Denali Advisors acts as the investment adviser, sub adviser or principal underwriter for the fund; or

(4)	transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Crypto Currency-The SEC has made it clear to be aware that some cryptocurrencies are considered a security. It really depends on the facts and circumstances of the offering. At this point, Denali has determined to consider all investments in cryptocurrencies a Covered Security, until further clarification is provided from the SEC.

IV Definitions

A.       "Access Person" means any manager, officer, or "advisory person" of the Advisor that have access to nonpublic information regarding recommendations to clients on the purchase and sale of securities, clients' trading information or nonpublic information

Rev. 2022-03-02 4 | Page

regarding the portfolio holdings of an affiliated mutual fund or are involved in providing investment advice to clients.

B.	"Beneficial Ownership" of securities by any person subject to this Code means a direct or indirect pecuniary interest in the Security. A "direct pecuniary interest" is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction. An "indirect pecuniary interest" is generally any other financial interest, and specifically includes securities held by a partnership of which a person is a general partner; securities held by a trust to which a person is the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities that may be acquired upon exercise of any option or other right, or through conversion; and is presumed to include securities held by members of a person's Immediate Family sharing the same household.

C.	"Control" means the power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company; and presumptively includes a person who owns beneficially, either directly or through one or more controlled companies, twenty-five percent (25%) of the voting securities of the company.

D.	"Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother• in-law, or sister-in-law, and includes adoptive relationships.

E.	"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

F.	"Investment Personnel" means:

(1)	Any employee of the Advisor who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or other Client; and

(2)	Any natural person who controls the Advisor and who obtains information concerning recommendations made to the Fund or other Client regarding the purchase or sale.

G.       "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

H.       "Personal Account" of an Access Person means:

(1)	An Account as to which such person has beneficial ownership; and

(2)	An Account of any other individual or entity whose accounts are managed or controlled by or through such person (this term is deemed to include accounts of a spouse and members of the access person's immediate family living at home); and

(3)	An Account of any other individual or entity to whom such person gives advice with regard to the acquisition or disposition of securities, other than any of the Funds; provided, however, that the term "personal account" shall not be construed in a

Rev. 2022-03-02 5 | Page

manner that would impose a limitation or restriction upon the normal conduct of business by managers, officers, employees and affiliates of the advisor.

I.	"Purchase or Sale of a Covered Security" shall include, among other things, the writing of an option to purchase or sell a Covered Security.

J.	"Restricted List" means the list of all securities held in client accounts which access persons are prohibited from personal trading during company defined "blackout" periods.

K.	"SEC" means the Securities and Exchange Commission.

L.	"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, or certificate of interest or participation in any profit-sharing agreement, any put, call, straddle or option, and, in general any interest or instrument commonly known as a security."

M.	"Security Held or to Be Acquired by Any of the Funds" shall mean (a) any Covered Security which is held by any Fund or other Client or is being or has been considered by the Fund or the Advisor for purchase by the Fund and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in section "IV" above.

N.	"Supervised persons" includes an adviser's partners, officers, directors, employees and any other persons who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

V.	Conflict of Interest Policy

A.           Access Persons must avoid making any personal securities transactions or engaging in any investment practices that could reasonably create a possible conflict of interest between that Access Person and any Client.

B.           In any matter involving a Covered Security in which an Access Person has or seeks to acquire a Beneficial Ownership that is also held or to be acquired by the Fund or other Client, the Access Person must resolve any known or reasonably-to-be-anticipated conflict of interest in favor of the Client.

C.           In connection with the direct or indirect purchase or sale of a security held or to be acquired by the Fund or other Client for a Personal Account, no Access Person shall:

(1)	Employ any device, scheme, or artifice to defraud any Fund or other Client;

(2)	Make to any Fund or other Client any untrue statement of a material fact or omit to state to any Fund or other Client material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Fund or other Client; or

(4)	Engage in any manipulative practice with respect to any Fund or other Client.

Rev. 2022-03-02 6 | Page

D.       Access persons may serve as a director of a publicly traded company only after approval from the Denali Management Committee. Generally, Denali Advisors will not allow such an opportunity if there is a high likelihood that Denali will invest client assets in the publicly traded company. If approval is granted by Denali's Senior Management Denali will exclude the publicly traded company from its investable universe.

E.       Acceptance of gifts: Denali allows for the acceptance of nominal gifts (less than $200 in value) unless it is determined in good faith that acceptance of such a gift would cause the access person to act in such a manner as to inhibit their fiduciary duty to clients.

VI.	Insider Trading Policy

A.          Access Persons must avoid the use of material nonpublic information about an issuer of a Security in making any investment decisions (for customers, for personal securities accounts, or otherwise), whether that information is obtained by virtue of their position with the Advisor or otherwise.

(1)	Information is "material" if there is a substantial likelihood that a reasonable investor would consider that information important in deciding whether to buy, sell, or hold that Security.

(2)	Information is "nonpublic" if provided by the issuer of that Security or the issuer's agents and has not yet been disseminated generally to the public.

(3)	Knowledge of the identity of securities to be purchased or sold for any Fund or other Client prior to the transaction may also be considered "nonpublic" information.

B.           If you become aware of any information that could reasonably be viewed as material nonpublic information about any issuer of a Covered Security, please report the name of that issuer to the Chief Compliance Officer (CCO) or designee immediately.

VII Personal Securities Transactions -- Reporting Procedures

A.        The rules under the 1940 Act and the Advisers Act governing personal securities transactions require the Advisor to collect and maintain quarterly transaction reports from all Access Persons.

B.        To assist the CCO in evaluating compliance with the Conflict of Interest Policy and the Insider Trading Policy, Access Persons must also provide initial holding reports, and other periodic holdings reports, as deemed necessary and appropriate by the CCO.

C.        The CCO shall keep a list of all Access Persons, and shall maintain such list, along with the holding reports and other related information, in an organized manner that allows easy access to and retrieval of any particular reports, confirmation, or statement. These materials will be made available for inspection to the SEC staff and other government officials, to the extent required by law. Other than the President, the CCO, and their designees (including, but not limited to, outside counsel and auditors), no manager, officer, employee, or agent of the Advisor will be permitted routine access to these records. The Advisor will make all reasonable attempts to keep this information confidential.

Rev. 2022-03-02 7 | Page

D.        Initial Holdings Reports: All new Access Persons shall disclose all holdings of Covered Securities to the CCO or designee no later than ten (10) days after the person becomes an Access Person on a form substantially the same as that in Exhibit "A" to this Code. The President or designee shall review the CCO's Initial Holdings Reports. Initial holdings reports are to be current as of a date not more than 45 days prior to the individual becoming an access person.

E.        Quarterly Transaction Reports:

(1)           On a quarterly basis, no later than thirty (30) days of the end of that calendar quarter, each Access Person shall report all transactions in Covered Securities, regardless of the amount of the transaction, to the CCO or designee on a form substantially the same as that in Exhibit "B" to this Code. The President or designee shall review the CCO's Quarterly Transaction Reports.

(2)           In addition, each Access Person shall direct each of that Access Person's brokers to supply the CCO, designee or third-party service provider with duplicate copies of all brokerage statements.

F.         Annual Reports: Within 30 days after year end, each Access Person shall disclose all holdings of Covered Securities to the CCO or designee, as of December 31 of each year, on a form substantially the same as that in Exhibit "C" to this Code. The President or designee shall review the CCO's Annual Holding Reports. Annual holdings reports are to be current as of a date not more than 45 days prior to the date of the report.

G.	Exceptions from Reporting Requirements:

(1)            No Direct or Indirect Influence or Control over Account: An Access Person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which that Access Person has no direct or indirect influence or control.

(2)            Transactions effected pursuant to an Automatic Investment Plan (AIP).

(3)            Independent Managers: A manager of the Advisor may be exempt from all or part of these reporting requirements if that manager would not be a "interested person" (as defined in the 1940 Act), but for the fact that he or she (a) is a manager of the Advisor and (b) knowingly has a direct or indirect Beneficial Interest in securities issued by the Advisor (or an affiliate of the Adviser). In addition, that manager must (I) own, control, or hold less than five percent (5%) of the voting securities of the Advisor (or any affiliate of the Advisor) and (II) have no control of the Advisor (or any affiliate of the Advisor), either individually or by virtue of any arrangement with any other person.

A manager of the Advisor who satisfies this standard will also be exempt from the quarterly transaction report requirement, unless that manager knew, or in the ordinary course of fulfilling his or her official duties as a manager, should have known that during the fifteen (15) day period immediately before or after the manager's transaction in a Covered Security, the Fund or other Client purchased or sold the Covered Security, or the

Rev. 2022-03-02 8 | Page

Fund, the other Client, or the Advisor considered purchasing or selling the Covered Security.

After review of the particular facts and circumstances, the CCO may, in his or her discretion, exempt such manager in writing.

Any exemption granted will be supported by a file memorandum written by the CCO explaining the basis for the exemption.

VIII Personal Securities Transactions - Pre-clearance Procedures

A.             To promote compliance with the Conflict oflnterest Policy and the Insider Trading Policy, Access Persons must adhere to the following procedures when executing personal securities transactions in Covered Securities. These procedures have been tailored to reflect the particular investment approach that the Advisor uses on behalf of its Clients, including the fixed nature of the dates on which purchases and sales are made on behalf of the Clients and the quantitative nature of Advisor's analysis.

(1)            Depending on the facts and circumstances, the Advisor may adopt other temporary procedures and will promptly inform all Access Persons before those temporary procedures go into effect.

B.             All personal securities transactions in Covered Securities, inclusive of ETFs, ETN's, REITs and ADR's, must be pre-cleared. All Access Persons shall pre-clear personal securities transactions in Covered Securities through a company designated third party vendor, the CCO or designee. The CCO shall pre-clear personal securities transactions in Covered Securities through the designated third-party vendor, President or his designee. Prior documented approval must be obtained, either written or using the web-based authorization system, before access persons can place a personal securities transaction ("pre-clearance").

(1)                  All pre-clearance requests are to be submitted through the web-based authorization system or, if necessary, on a form substantially the same as that in Exhibit D to this Code.

(2)                  The CCO or designee will maintain these forms (both approvals and denials) and will evaluate them for, among other things, the purpose of identifying any personal securities transactions trends that may raise an inference of being inconsistent with this Code.

C.             During the Blackout Period Four (4) Business Days Prior To Client Trading:

(1)            As a matter of policy, no trades will be permitted in any Security that is held for any Fund or other Client. A current "restricted list" is maintained by the CCO or designee.

(2)            Any Security purchased during the Period Beginning Four (4) Business Days prior to Client trading that is subsequently purchased by Denali for any Fund or other Client shall be required to be held for a minimum of Thirty (30) days after trade date before the position is eligible to be unwound unless Denali completely closes a position prior to the end of the lock out period.

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(3)            Absent unusual circumstances, the CCO or designee expects to be able to authorize all other pre-clearance requests. Depending on the particular facts and circumstances, these other requests could also be denied.

(4)            Denali maintains lists of issuers' securities that Denali is analyzing or recommending for clients' transactions and prohibitions on personal trading in securities of those issuers.

D.	At All Other Times:

(1)            Trades in opposition to net trades for client accounts are subject to an additional four (4) day blackout period after trade day. On trade days access persons' personal trades in a security traded by Denali for clients are allowed only after client trading is complete in that security.

(2)            The CCO or designee will maintain a list of Covered Securities (restricted list) held for any Fund or other Client.

(3)            Requests to trade any Covered Security held for the Client will be subject to close scrutiny by the CCO or designee.

(4)            Appropriate investment opportunities must be offered first to clients BEFORE Denali or employees of Denali may act on them (e.g. IPO's).

(5)            "Short-swing" trading and market timing of Denali accounts is prohibited.

(6)            Employees may only trade through brokers which the CCO has been made aware that an account exists. A recent, signed copy of Exhibit "Bmust be delivered to the CCO or designee prior to trading with new brokers.

(7)            "Access Persons" are required to provide Denali or the third-party authorization system with duplicate account statements. It is recommended, but not required, to have duplicate confirmations and statements sent directly from your brokers to the CCO and/or third-party authorization system.

(8)            Prior to assigning new securities analyses to employees, the CCO or designee will review to ensure employee personal securities holdings do not present a conflict of interest.

(9)            Absent unusual circumstances, the CCO or designee expects to be able to authorize all other pre-clearance requests. However, depending on the particular facts and circumstances, these other requests could also be prohibited.

E.             Special Rules for Investments by Investment Personnel in IPOs and Limited Offerings. Investment Personnel of Denali must obtain prior written approval from the CCO before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

F.              Records of access persons' personal securities reports (duplicate brokerage confirmations or account statements) are received through the web-based authorization system.

Rev. 2022-03-02 10 | Page

G.             Violations of pre-clearance transactions require prompt internal reporting to the CCO.

IX. Acceptance, Annual Certification and Training

All Access Persons and Supervised Persons shall certify receipt of a copy of the Code, certify that they have read and understand this Code, and recognize that they are subject to and have the duty to abide by it and any of its amendments.

Further, such Access Person shall certify annually that they have complied with the requirement of this Code and that they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code. The annual certification of compliance with this Code shall be made on a form substantially the same as that in Exhibit "E" to this Code.

The CCO shall provide training of the Code no less than annually. New employees will be trained on the Code within 10 days of their start date.

X       Annual Review and Update

The CCO will annually review this Code and update this Code as necessary or appropriate to conform to applicable changes in laws, regulations, or business practices of the Advisor.

All reports created in accordance with the Code, will be promptly reviewed by the CCO. The CCO will make note of the review and record the receipt of the document.

XI Reporting of Violations to Denali Senior Management

The CCO shall be responsible for the review of the quarterly transaction reports, the initial holdings reports and annual holdings reports required under this Code of Ethics. In connection with the review of these reports, the CCO shall take appropriate measures to determine whether each Access Person has complied with the provisions of this Code of Ethics. The CCO shall prepare an annual report relating to this Code of Ethics to Denali's Senior Management.

Such annual report shall:

(1)          Describe any issues arising under the Code of Ethics or procedures during the past year.

(2)          Identify any material violations of this Code of Ethics or procedures, including sanctions imposed in response to such violations during the past year.

(3)          Identify any recommended changes in the existing restrictions or procedures based upon the Advisor's experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

(4)          Certify that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics

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XII Sanctions

Violation of this Code or any section shall be grounds for discipline, including to, but not limited to, disgorgement of profits, unwinding of positions and immediate termination. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Denali's Senior Management.

XIII Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of the Code shall be referred to the CCO or designee by the person concerned in advance of any contemplated transaction. The CCO may grant exemptions if it reasonably appears to the CCO, in his sole discretion that the contemplated transaction is in accordance with this Code.

XIV Acceptance

Each person to whom this Code is applicable (supervised persons) shall receive a copy of the Code. Any amendment to this Code shall also be furnished to each person to whom it applies. Each supervised person is to acknowledge, in writing, his/her receipt of those copies. Acceptance of a copy of the Code implies an acknowledgement of the duty to abide by it.

Supervised persons are exempt from reporting requirements but shall receive a copy of the Code and sign acknowledging receipt of the Code.

XV Records

A copy of this Code, a copy of each record of violations of the Code (if any), a copy of each report by each Access Person, a copy of each report under this Code to the Managers of the Advisor or the Board of Trustees of any Fund, and a list of all persons required to make such reports and the reviewers of those reports, will be preserved with the Advisor's records for the period required by Section 204(A)- l of the Advisers Act.

XVI Reporting of Violations of the Code

In order to prevent retaliation against third-party reporting violations to this Code, anonymous reports may be filed with the CCO or when necessary, to the President. Any retaliation for third party reporting of violations constitutes further violation of the Code and more severe action will be taken in mitigating the infraction.

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EXHIBIT "A"

Denali Advisors, LLC- Initial Holdings Report

Please complete, sign, date, and return this form to the Compliance. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC (the "Code”). This report must be completed within 10 days of becoming an access person, and accurate within 45 days of submission.

1.       I became an Access Person on:______________________________________________.

2.	As of the date I became an Access Person, either (Please check one of these two boxes)
[]	Neither a member of my Immediate Family sharing the same household, nor I have Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.
[]	Below is a list of the Covered Securities over which either a member of my Immediate Family sharing the same household, or I could be deemed to have Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

Name of Security	Exchange Ticker Symbol or CUSIP	Broker Dealer where the security is held	Type of Security (Public, Private, Partnership, etc.)	Number of Shares/and Principal Amount

3.       As of the date I became an Access Person, either: (Please check one of these two boxes)

[ ] There are no accounts that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with whom I maintain an account in which any securities were held for my direct or indirect benefit:

___________________________________________________________________________________

___________________________________________________________________________________

Signed:______________________	Date:__________________________________

Name:_______________________	Date Received:________________Initial:_________

Rev. 2022-03-02 13 | Page

EXHIBIT "B"

Denali Advisors, LLC

Quarterly Personal Securities Transaction Report

(For Both 1940 Act and Advisers Act)

Please complete, sign, date, and return this form to Compliance. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC (the "Code"). This report must be completed within

30 days of each calendar quarter end, and accurate within 45 days of submission.

1.       During the quarter ended ____________________________ (Please check one of these two boxes)

[ ] Neither a member of my Immediate Family sharing the same household, nor I have acquired or disposed of Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.

[ ] Below is a list of the Covered Securities over which either me or a member of my Immediate Family sharing the same household could be deemed to have acquired or disposed of Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

Name of Security	Security Ticker	Date of Transaction	Number of Shares/ Principal	Price per Share	Total Dollar Amount	Transaction (Purchase, Sale, Other)	Name Broker/ Dealer or Bank	Interest rate and Maturity Date

2.       During the quarter ended ________________________ (Please check one of these two boxes)

[ ] I did not open an account that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with whom I opened an account that I maintain in which any securities were held for my direct or indirect benefit:

Name of Broker/Dealer/Bank:_______________________	Date Account Opened:__________
Name of Broker/Dealer/Bank:_______________________	Date Account Opened:__________

Signed:______________________	Date:__________________________________

Name:_______________________	Date Received:________________Initial:_________

Rev. 2022-03-02 14 | Page

EXHIBIT “C”

Denali Advisors, LLC

Annual Holdings Report

Please complete, sign, date, and return this form to Compliance. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC (the "Code"). You must submit this report by January 30, 202_. This report must be accurate within 45 days of submission.

1.	This report is current as of: __________________________________

2.	As of this report date: (Please check one of these two boxes)

[ ] Neither a member of my Immediate Family sharing the same household nor I have Beneficial Ownership in any Covered Security that is required to be reported pursuant to the Code.

[ ] Below is a list of the Covered Securities over which either a member of my Immediate Family sharing the same household, or I could be deemed to have Beneficial Ownership. This report is not an admission that I have or had any beneficial interest in the securities listed below.

Name of Security	Exchange Ticker Symbol or CUSIP	Broker Dealer where the security is held	Type of Security (Public, Private, Partnership, etc.)	Number of Shares/and Principal Amount

3.	As of this report date: (Please check one of these two boxes)

[ ] There are no accounts that I maintain in which any securities are held for my direct or indirect benefit.

[ ] Below is a list of the names of the brokers, dealers, and banks with which I maintain an account in which any securities were held for my direct or indirect benefit:

___________________________________________________________________________________

___________________________________________________________________________________

Signed:______________________	Date:__________________________________

Name:_______________________	Date Received:________________Initial:_________

Rev. 2022-03-02 15 | Page

EXHIBIT "D"

Denali Advisors, LLC

Personal Securities Transaction Pre-Clearance Request

Please complete, sign, date, and return this form to Compliance. For the meaning of capitalized terms, please see the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC (the "Code").

Investment Personnel of the Advisor must obtain approval from the CCO or designee before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

I request clearance, on my behalf or on behalf of an Immediate Family member sharing my household, to trade the following Security:

I certify that I am not aware of any material nonpublic information about the issuer of this

Security.

I certify that I am not aware of any pending trades in this security for any Client.

Issuer:	____________________________________________________
Security:	____________________________________________________
Type of Transaction:	____________________________________________________
Anticipated Trade Date:	____________________________________________________
Anticipated Number of Shares:	____________________________________________________
Name of Broker/Dealer or Bank:	____________________________________________________

Signed:_______________________________	Date:______________________
Name:________________________________

Approved by the Chief Compliance Officer or designee:

Signed:_______________________________	Date:______________________

Reasons: □ Not in Universe □ Do Not Hold □ Outside Blackout □ Other _______________

Denied by the Chief Compliance Officer or designee:

Signed:_______________________________	Date:______________________

Reasons:_________________________________________________________________

Rev. 2022-03-02 16 | Page

EXHIBIT "E"

Initial and Annual Response Statement

Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy

I certify that I have received, read (re-read), understand, and will abide by the Code of Ethics dated ____________________ regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC as the same may be from time to time amended.

I know that failure to so abide may constitute a violation of federal and/or state securities laws and regulations that may subject me to civil liabilities and/or criminal penalties.

I acknowledge that failure to observe the provisions of the Code shall be a basis for any appropriate sanction, including dismissal.

I certify that, to the best of my knowledge and belief, I am in compliance with the Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy.

I certify that I will provide authority to every broker, dealer, or bank with whom I have an account to transmit a duplicate copy of my transaction confirmations and monthly statements (if available) where so directed by Denali Advisors, LLC.

The following list contains all of my Immediate Family (as defined in the Code) sharing the same household:

Name:	Relationship:
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________

I agree that I will promptly provide the Chief Compliance Officer or designee with any changes to this list.

Signed:______________________	Date:__________________________________

Name:_______________________	Date Received:________________Initial:_________

Rev. 2022-03-02 17 | Page

EXHIBIT "F"

Initial and Annual Response Statement

Code of Ethics Regarding Personal Securities Transactions and Insider Trading Policy

for Supervised Persons

I certify that I have received the Code of Ethics dated ________________ regarding Personal Securities Transactions and Insider Trading Policy of Denali Advisors, LLC as the same may be from time to time amended.

I acknowledge that should my status change to become an access person under observe the provisions of the Code, I shall notify the Chief Compliance Officer or designee promptly and abide by the Code.

I certify that, to the best of my knowledge and belief, I am not an access person under the code.

Signed:______________________	Date:__________________________________

Name:_______________________	Date Received:________________Initial:_________

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